Exhibit 4.40

GUARANTOR SECURITY AND PLEDGE AGREEMENT

THIS GUARANTOR SECURITY AND PLEDGE AGREEMENT (this “Agreement”), is made as of August 17, 2005 by and between [                                        , a                                              ] (the “Guarantor”), having its principal place of business at 6800 Broken Sound Parkway NW, Suite 100, Boca Raton, FL 33487 and U.S. Bank National Association, a national banking association, as collateral agent (in such capacity, the “Agent”) for the Holders (collectively, the “Holders”) party to a Securities Purchase Agreement (as amended and in effect from time to time, the “Securities Purchase Agreement”) dated as of the date hereof, by and among Penthouse Media Group, Inc. (the “Issuer”), the subsidiaries of the Issuer, as Guarantors, such “Holders,” and the Agent as administrative agent and collateral agent for the Holders.  This Agreement secures the obligations of the Guarantor under its guaranty of the Issuer’s 11.0% Senior Secured Promissory Notes due 2010 (the “Notes”), issued pursuant to the Securities Purchase Agreement, and under the other Note Documents.

WHEREAS, the Issuer and the Guarantors are members of a group of related entities, and the Guarantors expect to derive substantial direct and indirect benefits from the purchase by the Holders of the Securities pursuant to the Securities Purchase Agreement and the application of proceeds thereof;

WHEREAS, it is a condition precedent to the Holders’ purchasing the Notes that the Guarantor execute and deliver to the Agent a security and pledge agreement in substantially the form hereof; and

WHEREAS, the Guarantor wishes to grant security interests in all of its assets in favor of the Agent for the benefit of the Holders and the Agent as herein provided;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

Definitions.

All capitalized terms defined in the Securities Purchase Agreement, whether directly or indirectly by reference, and used herein without definitions shall have the respective meanings provided therefor in the Securities Purchase Agreement, and the rules of interpretation set forth in the Securities Purchase Agreement, shall govern this Agreement.  All terms defined in the UCC and used herein without other direct or indirect definition shall have the same respective definitions herein assigned to such terms therein.

(a)

“Collateral” has the meaning specified therefor in Section 2(a) hereof.

(b)

“Copyright Office” means the United States Copyright Office.

(c)

“Intellectual Property Collateral” means all the following:  all Intellectual Property, and whether or not otherwise includable in Intellectual Property, all general intangibles including, without limitation, all know-how, license fees, patents, patent applications, trademarks, trademark applications, related goodwill, associated product lines, trade names, mask-works, copyrights, copyright applications, rights to sue and recover for past, present and future infringement of patents, trademarks and copyrights, the right to prosecute applications for patents, trademarks and copyrights, all rights corresponding thereto throughout the world, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, the rights to make, use, advertise and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, registrations, franchises, and all direct and indirect proceeds of any of the foregoing (such as, by way of example, license royalties and proceeds of infringement suits).

(d)

“PTO” means the United States Patent and Trademark Office.

(e)

“Pledged Notes” includes the instruments described in Schedule B attached hereto and any additional instruments at any time pledged with the Agent hereunder.

(f)

“Stock” includes the shares of Capital Stock described in Schedule A attached hereto and any additional shares of Capital Stock or other investment property at any time pledged with the Agent hereunder.

(g)

“UCC” shall mean the Uniform Commercial Code as enacted and in effect from time to time in the State of New York, unless, with respect to any item of Collateral, to the extent that the Uniform Commercial Code or corresponding statute of another jurisdiction would govern creation, attachment, perfection or priority of security interests in such Collateral, the Uniform Commercial Code as enacted and in effect on the date of reference thereto in such other jurisdiction.

Section 2.

Grant of Security Interest.

(a)

The Guarantor hereby assigns and grants to the Agent, for the benefit of the Holders and the Agent, as their respective interests appear, to secure the payment and performance in full of all of the Obligations, a continuing security interest in all of its right, title and interest in and to all of its properties, assets and rights, wherever located, however evidenced, whether now owned or hereafter acquired or arising, and all proceeds, products, rents, offspring and profits thereof (all of the same being hereinafter called the “Collateral”) including, without limitation, the following:

All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, proceeds of fraudulent transfer, preference, or similar claims, pension fund overfunded amounts, chattel paper, documents, instruments, securities (certificated and uncertificated), securities entitlements, securities contracts, securities accounts, commodity contracts, commodity accounts, financial assets, investment property, deposit accounts, and all general intangibles including, without limitation, payment intangibles, tax refund claims, license fees, patents, trademarks, copyrights and other Intellectual Property Collateral, computer programs, computer software, engineering drawings, service marks, customer lists, and all licenses, permits, agreements of any kind or nature pursuant to which the Guarantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Guarantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.  Notwithstanding the foregoing, “Collateral” shall exclude items which by their terms cannot be pledged without violating third person or entity rights or the terms of agreements prohibiting such pledge, but such items shall be excluded only to the extent that the restrictions on granting of security interests therein are enforceable under applicable law.

(b)

If, before the Obligations shall have been finally paid and satisfied in full, the Guarantor shall obtain any right, title or interest in or to any other or new Intellectual Property Collateral that is the subject of a Copyright Office or PTO patent, registration or application therefor, the provisions of this Agreement shall automatically apply thereto and the Guarantor shall on a quarterly basis give to the Agent notice thereof in writing and execute and deliver to the Agent such documents or instruments as the Agent may reasonably request to perfect the Agent’s security interest therein.

(c)

The Guarantor hereby pledges, assigns, grants a security interest in, and delivers to the Agent, all of the shares of Capital Stock of each of its Subsidiaries of every class, as more fully described on Schedule A hereto, to be held by the Agent subject to the terms and conditions hereinafter set forth.  The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Guarantor, have been delivered to the Agent.

(d)

In case the Guarantor shall acquire any additional certificates representing shares of the Capital Stock of any Subsidiary or any Person (including any successor of any Subsidiary), or any certificates representing securities exchangeable for or convertible into shares of such Capital Stock of any class of any Subsidiary or other Person, by purchase or otherwise, then the Guarantor shall forthwith deliver to and pledge such shares or other securities to the Agent under this Agreement.  The Guarantor agrees that the Agent may from time to time attach as Schedule A hereto an updated list of the shares of Capital Stock or other securities at the time pledged with the Agent hereunder.

(e)

The Guarantor hereby pledges, assigns, grants a security interest in, and delivers to the Agent, the Pledged Notes, to be held by the Agent pursuant to the terms and conditions hereinafter set forth.  In the event any endorsement or assignment is omitted from any Pledged Note, the Agent is hereby irrevocable authorized to make the same.

(f)

This Agreement and the security interests granted hereunder will terminate when all of the Obligations have been finally and indefeasibly paid in full; provided, however, that this Agreement and such security interests shall be reinstated with full force and effect as if never terminated in the event that any payment in respect of the Obligations is avoided or rescinded or the Agent or any Holder is otherwise required to return any such payment.

Section 3.

Representations and Warranties.  The representations and warranties of the Guarantor contained in Section 6.01(w) of the Securities Purchase Agreement are incorporated herein by this reference and shall be effective as if set forth in full.  The Guarantor additionally represents, warrants and covenants that:

(a)

Schedule C hereto sets forth a true and complete list of all Registered Intellectual Property now owned by the Guarantor;

(b)

The Guarantor has the unqualified right to enter into this Agreement and perform its terms;

(c)

This Agreement will create in favor of the Agent, for the benefit of the Holders and the Agent, a valid and perfected first priority security interest in the Collateral in which perfection may be obtained by such filings, subject only to Permitted Liens, upon making the filings referred to in subsection (d) below;

(d)

Except for continuing performance of the obligations set forth in Section 8 hereof, filing of financing statements with the appropriate offices under the UCC and the filing of Copyright Security Assignments, Trademark Security Assignments and other documents with the PTO and the Copyright Office, no authorization, approval or other action by, and no notice to or filing with any governmental or regulatory authority, agency or office is required either (i) for the grant by the Guarantor or the effectiveness of the assignment of a security interest granted hereby or for the execution, delivery and performance of this Agreement by the Guarantor, or (ii) for the perfection of or the exercise by the Agent of any of its rights and remedies hereunder; and

(e)

(i) The Guarantor has good and marketable title to the Stock and the Pledged Notes, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, (ii) the Guarantor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Collateral hereunder have been duly authorized by all necessary corporate action and do not contravene any law, rule or regulation or any provision of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound or affected or constitute a default thereunder, and (iii) the information set forth in Schedules A and B hereto respectively relating to the Stock and the Pledged Notes is true, correct and complete in all respects.  The Guarantor covenants that it will defend the Agent’s rights and security interest in the Collateral against the claims and demands of all persons whomsoever.  The Guarantor further covenants that it will have the like title to and right to pledge and grant a security interest in all of the Collateral or any other collateral hereafter pledged or in which a security interest is granted to the Agent hereunder and will likewise defend the Agent’s rights, pledge and security interest thereof and therein.

Section 4.

Continuous Perfection. The Guarantor will not change its name, organizational structure or jurisdiction of organization in any manner, without providing at least 15 days’ prior written notice to the Agent.

Section 5.

No Liens.  Except for the security interest herein granted and other Permitted Liens, the Guarantor shall be the owner of the Collateral free from any Lien, security interest or other encumbrance, and the Guarantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent.  The Guarantor shall not pledge, mortgage or create, or suffer to exist a security interest or Lien in the Collateral in favor of any person other than the Agent, except for Permitted Liens.

Section 6.

No Transfers.  The Guarantor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein, except for licenses of general intangibles in the ordinary course of its business.

Section 7.

Insurance.

(a)

The Guarantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  All such insurance shall be payable to the Agent as loss payee.  Without limiting the foregoing, the Guarantor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, (ii) maintain all such workers’ compensation or similar insurance as may be required by law, and (iii) maintain business interruption insurance.

(b)

All policies of insurance shall provide for at least ten days’ prior written cancellation notice to the Agent.  In the event of failure by the Guarantor to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Guarantor.  The Guarantor shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

Section 8.

Maintenance of Collateral; Compliance with Law.  Except to the extent that the Guarantor in its reasonable good faith judgment determines that any such action is not necessary or desirable in the conduct of the Guarantor’s business:  (a) the Guarantor shall have the duty to prosecute diligently any patent applications, copyright applications and trademark registrations pending as of the date of this Agreement or thereafter and to obtain, preserve and maintain all rights in the Registered Intellectual Property that is Intellectual Property Collateral owned by Guarantor, including without limitation validly obtaining and duly recording with PTO, patent assignments from the inventors of patentable inventions and the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Intellectual Property; (b) the Guarantor shall not abandon any filed application, or any pending application or any Registered Intellectual Property that is Intellectual Property Collateral owned by Guarantor without the consent of the Agent, which consent shall not be unreasonably withheld; and (c) the Guarantor shall maintain all Collateral in good workable condition, ordinary wear and tear excepted, and will not knowingly use the same in violation of any law or any policy of insurance thereon.  Upon reasonable prior written notice to the Guarantor of not less than five (5) business days, except that no such notice shall be required following the occurrence and during the continuance of a Default or Event of Default, the Agent or its designee may inspect the Collateral during normal business hours, wherever located.  The Guarantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with this Agreement.  Guarantor has at all times operated, and the Guarantor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act.

Section 9.

Collateral Protection Expenses; Preservation of Collateral.

(a)

If an Event of Default shall have occurred and be continuing, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees.  The Guarantor agrees to reimburse the Agent on demand for any and all expenditures so made.  The Agent shall have no obligation to the Guarantor to make any such expenditures, nor shall the making thereof relieve the Guarantor of any default.

(b)

Anything herein to the contrary notwithstanding, the Guarantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Guarantor thereunder.  The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of the Guarantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times.  The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Sections 9-207 and 9-208 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

(c)

The Guarantor shall, to the extent reasonably necessary to preserve and maintain the Intellectual Property Collateral and the interest of the Agent therein, diligently pursue legal or other action to enforce the Intellectual Property Collateral and any licenses thereof.

Section 10.

Set-Off.  If an Event of Default shall have occurred and be continuing, the Agent may demand, sue for, collect, or make any settlement or compromise they deem desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations, any sums at any time credited by or due from the Agent to the Guarantor may at any time be set off against any of the Obligations.

Section 11.

Notification to Account Debtors and Other Obligors.  If an Event of Default shall have occurred and be continuing, the Guarantor shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of the Guarantor and obligors on instruments for which the Guarantor is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent’s agent therefor, and the Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon the

Guarantor, so notify account debtors and obligors.  After the making of such a request or the giving of any such notification, the Guarantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Guarantor as trustee for the Agent, without commingling the same with other funds of the Guarantor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments.  The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, pro rata among the Holders after deducting amounts owing to the Agent for expenses incurred by the Agent, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

Section 12.

Further Assurances.  The Guarantor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may require more completely to vest in and assure to the Agent its rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing  (i) such documents as may be appropriate with the PTO and the Copyright Office and (ii) such financing statements and continuation statements as may be appropriate under the UCC, and (b) obtaining such consents as may be necessary to permit inclusion of any rights or other assets of the Guarantor in the Collateral.  The Guarantor authorizes the Agent at any time and from time to time to file and record such financing statements or other instruments or copies of this Agreement or other agreements, without the Guarantor’s signature, in such jurisdictions as the Agent may deem necessary or appropriate, to perfect, preserve, or maintain the continuous perfection and priority of, the security interests granted hereunder.

Section 13.

Power of Attorney.

(a)

The Guarantor hereby irrevocably constitutes and appoints, effective upon the occurrence and during the continuance of any Event of Default, the Agent and any officer or agent thereof, with full power of substitution, as the Guarantor’s true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Guarantor or in the Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Guarantor, without notice to or assent by the Guarantor, to do the following:

(i)

generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Guarantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral security interest in the Collateral, in order to effect the intent of this Agreement, all as fully and effectively as the Guarantor might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to patents, copyrights and patentable inventions and processes, and (B) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii)

to file such financing statements with respect hereto, with or without the Guarantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Guarantor’s name such financing statements and continuation statements which may require the Guarantor’s signature.

(b)

To the extent permitted by law, the Guarantor hereby ratifies all that said attorneys shall lawfully and reasonably do or cause to be done by virtue hereof consistent with the terms of this Agreement.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(c)

The powers conferred on the Agent hereunder are solely to protect the interests of the Agent in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct.

Section 14.

Remedies.  If an Event of Default shall have occurred and be continuing, the Agent may;

(a)

without notice or demand to the Guarantor, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Guarantor can give authority therefor, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom.  The Agent may in its discretion require the Guarantor to assemble all or any part of the Collateral at such location or locations within the state of the Guarantor’s principal office or at such other locations as the Agent may designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Guarantor at least five Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Guarantor hereby acknowledges that five Business Days’ prior written notice of such sale or sales shall be reasonable notice.  At any such sale or other disposition, the Agent may, to the extent permitted under applicable law, purchase or license the whole or any part of the Collateral or interests therein sold or licensed, free from any right of redemption on the part of the Guarantor, which right is hereby waived and released.  In addition, the Guarantor waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of the Agent’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto.

(b)

The Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

(i)

if the Agent so elects and gives notice of such election to the Guarantor, the Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof;

(ii)

the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Collateral, either in its own name or in the name of the Guarantor;

(iii)

the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Guarantor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

(iv)

the Agent may cause all or any part of the Collateral held by it to be transferred into its name or the name of its nominee or nominees; and

(v)

the Agent may set off against the Obligations any and all sums deposited with it or held by it.

(c)

The Guarantor recognizes that the Agent may be unable to effect a public sale of the Stock or the Pledged Notes by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers.  The Guarantor agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner.  The Agent shall be under no obligation to delay a sale of any of the Stock or the Pledged Notes for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so.  Subject to the foregoing, the Agent agrees that any sale of the Stock or the Pledged Notes shall be made in a commercially reasonable manner and in accordance with applicable laws, and the Guarantor agrees to use its best efforts to cause the issuer or issuers of the Stock and the Pledged Notes contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Guarantor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be reasonably necessary or, in the reasonable opinion of the Agent, advisable to exempt such Stock or the Pledged Notes from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  The Guarantor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or “blue sky” laws of any jurisdiction which the Agent shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(d)

The Guarantor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock or the Pledged Notes pursuant to this Section 14 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “blue sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Guarantor’s expense.  The Guarantor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 14 shall be specifically enforceable against the Guarantor and the Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 15.

Waiver.  The Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable.  The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.  The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent.  No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

Section 16.

Marshaling.  The Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement, the Intellectual Property and the other Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Guarantor hereby irrevocably waives the benefits of all such laws.

Section 17.

Proceeds of Dispositions; Expenses.  The Guarantor shall pay to the Agent on demand any and all reasonable expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent’s rights under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Agent may determine, pro rata among the Holders, proper allowance being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608 and 9-615 of the UCC, any excess shall be returned to the Guarantor, and the Guarantor shall remain liable for any deficiency in the payment of the Obligations.

Section 18.

Overdue Amounts.  Until paid, all amounts due and payable by the Guarantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Note.

Section 19.

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering and executed counterpart of this Agreement by telecopier shall also deliver an original executed counterpart but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

Section 20.

GOVERNING LAW.  THIS AGREEMENT AND THE OTHER FUNDING DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY HEREIN OR IN ANY OTHER FUNDING DOCUMENT IN RESPECT OF SUCH OTHER FUNDING DOCUMENT.

Section 21.

CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER FUNDING DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OBLIGOR AND EACH HOLDER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT AND TO THE SECRETARY OF STATE OF THE STATE OF NEW

YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE HOLDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER FUNDING DOCUMENTS.

Section 22.

No Obligation on Agent.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE AGENT DOES NOT ASSUME ANY LIABILITIES OF THE GUARANTOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE GUARANTOR’S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, THE PATENTS OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE.  ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE GUARANTOR.

Section 23.

Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Guarantor and its respective successors and assigns, and shall inure to the benefit of the Agent and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Guarantor acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Guarantor has caused this Agreement to be duly executed as of the date first above written.

[                                                            ]

By:

/s/ Authorized Signatory

Name: [                              ]

Title:

 [                              ]

Accepted:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kathy L. Mitchell

Name: Kathy L. Mitchell

Title: Vice President